EDUCATION LOAN SERVICING CORPORATION

Student Loan Origination and Servicing Agreement

          THIS AGREEMENT, is made as of June 1, 2005 among EDUCATION LOAN SERVICING CORPORATION (“ELSC”), a Delaware corporation, CIT EDUCATION LOAN TRUST 2005-1 (the “Trust”), a Delaware statutory trust, THE BANK OF NEW YORK, as eligible lender trustee (the “Eligible Lender Trustee”) on behalf of the Trust (the Eligible Lender Trustee and the Trust are collectively referred to as the “Lender”), an eligible institution engaged in providing loans (“Student Loans”) to students and parents under Title IV, Part B of the Higher Education Act of 1965, as amended (hereinafter the “Act”) and EDUCATION LENDING SERVICES, INC., as the Master Servicer (the “Master Servicer”).

W I T N E S S E T H:

          WHEREAS, ELSC has established a program for originating and servicing Student Loans under the Act; and

          WHEREAS, the Trust has issued and will issue Education Loan Backed Notes (the “Notes”), pursuant to the Indenture of Trust dated as of June 1, 2005 (the “Indenture”) among the Trust, the Eligible Lender Trustee and The Bank of New York as indenture trustee (the “Indenture Trustee”); and

          WHEREAS, pursuant to the Indenture, the Trust and the Eligible Lender Trustee have granted a security interest in certain Student Loans (the “Financed Student Loans”) to the Indenture Trustee in order to secure the Trust’s obligation to repay the Notes; and

          WHEREAS,pursuant to a Servicing Agreement among the Master Servicer, the Trust and the Eligible Lender Trustee, Education Lending Services, Inc. has agreed to act as the Master Servicer of the Financed Student Loans and, in connection therewith, desires to enter into a subservicing agreement with ELSC relating to the servicing of the Financed Student Loans.

          NOW THEREFORE, in consideration of the promises and the terms and conditions set forth herein, ELSC, the Lender and the Master Servicer agree as follows:

          1. Student Loans to be Serviced.

          ELSC and the Master Servicer agree that ELSC shall service all Student Loans covered by the Act that are made or purchased by the Eligible Lender Trustee, on behalf of the Trust, and that are submitted to ELSC by the Master Servicer and accepted by ELSC for servicing.

          2. ELSC’s Duties as Originator.

          (a) Origination of Student Loans. ELSC agrees with the Master Servicer to provide the following services and to coordinate processing as required to enable the guarantee of the Financed Student Loans by a guaranty agency that is authorized to act as a guarantor of Federal Family Education Loan Program (“FFELP”) Loans under the Act (each a “Guarantor”):

          (1) ELSC agrees to coordinate with the Guarantor the processing of all properly completed Student Loan applications within one business day after receipt of all required information from the borrower, the school, and, for PLUS loans, the credit bureau. This standard shall be met if 90% of all Student Loans are processed within this one-day period. Student Loan application forms shall identify the Lender and shall be sent to a separate post office box, as provided on the Student Loan application form. Lender has sole authority to determine the schools from which it will accept borrower applications.

          (2) If either the Student Loan application form or the promissory note are not properly completed, ELSC shall promptly notify the school or the borrower, whomever is appropriate, to resolve the deficiencies.

          (3) ELSC will perform a credit check to determine whether or not PLUS borrowers have adverse credit as required by the Act. If there is no indication of adverse credit, ELSC will document this finding and will submit the loan information to the Guarantor for guarantee processing. If adverse credit is indicated under a strict interpretation of the federal regulations, ELSC will mail a Master Servicer approved denial notice to the borrower.

(4) If the Student Loan application form and note are properly completed:

(i) ELSC will coordinate the Guarantor’s processing of the Financed Student Loan for guarantee.

          (ii) Upon guarantee of the Financed Student Loan, ELSC, as the Lender’s agent, shall prepare a disclosure statement in accordance with federal regulations and shall make the required disbursements of the Financed Student Loan. These disbursement checks shall be drawn against a checking account maintained by ELSC. The Master Servicer shall cause this account to be funded on a daily basis by an ACH transfer initiated by ELSC to cover all disbursements made that day. ELSC will pay all transaction costs associated with the account including the cost of standard checks and will receive all investment earnings on balances existing from time to time in the account. ELSC will reconcile the account and will confirm that all disbursements are included in the regular periodic reports provided to the Master Servicer. ELSC will also manage the payment of guaranty fees on behalf of the Master Servicer.

          (iii) ELSC shall mail the check and two copies of the disclosure statement to the school. One copy of the disclosure statement will be provided to the student along with the disbursement check, and the school will retain the other copy. For schools with whom the Master Servicer has authorized ELSC to process Electronic Funds Transfers, ELSC agrees to perform those lender duties and responsibilities specified in the Common Manual: Unified Student Loan Policy, as amended from time to time (the “Guarantor’s Common Manual”).

          (iv) ELSC shall provide and/or coordinate the mailing of appropriate reports regarding Financed Student Loans to the Master Servicer, including guarantee activity reports, check registers, and disbursement reports.

(5) ELSC shall respond to all borrower inquiries in a prompt, courteous and thorough manner.

(b) Document Handling.

(1) ELSC shall capture and retain a copy of each promissory note and each disclosure statement on its image system and shall store a backup image copy in a remote facility.

(2) ELSC shall hold the original Student Loan documents, including the original promissory note, a copy of the Student Loan application and the disclosure statement for safekeeping.

          (3) ELSC shall hold and maintain information it receives from the Lender with respect to any promissory notes or other student loan documents evidenced by an electronic promissory note or an electronic record associated with an electronic signature obtained from the involved borrower by the Lender in accordance with the applicable regulations of the United States Department of Education. In addition, if ELSC is the holder of any authoritative copy of any such electronically signed electronic record or promissory note, it shall hold the same in accordance with the United States Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time and any applicable Guarantor regulations.

          3. ELSC’s Duties as Servicer.

          ELSC covenants and agrees to service each Financed Student Loan in compliance with all requirements of the Act, the applicable Guaranty Agreement and all other laws and regulations applicable to its activities hereunder and to perform all services and duties customary to the servicing of Student Loans. Without limiting the foregoing, in fulfillment of its obligations hereunder, ELSC shall do the following.

          (a) ELSC as servicer of the Financed Student Loans shall perform all of the Lender’s obligations as holder of Student Loans as required by the Act and all regulations issued by the U.S. Department of Education (the “Department”) or by the applicable Guarantor to implement the Act. ELSC shall have full power to sign and act on the Trust’s and Eligible Lender Trustee’s behalf as their agent in all transactions with borrowers serviced hereunder. Each of the Trust and the Eligible Lender Trustee do hereby authorize, constitute, and appoint ELSC on its behalf and as its attorney in fact, to endorse those promissory notes for which a claim has been filed with a Guarantor. ELSC will carry out its responsibilities hereunder in a diligent and lawful manner.

          (b) ELSC shall complete all forms and reports required by the Department and by the applicable Guarantor.

          (c) ELSC shall prepare a “Lender’s Request for Payment of Interest and Special Allowance” to be used in billing the Department for interest and the special allowance for all eligible loans on a quarterly basis. ELSC agrees to submit the billing to the Department within 30 days following the last day of each quarter (March 31, June 30, September 30, December 31). In the event that ELSC does not submit the billing to the Department within 30 calendar days following the last day of each quarter, and such failure is not attributable to action or inaction by the Master Servicer, the Lender, or the Department, the Lender shall be entitled to payment by ELSC of penalty interest. Such penalty interest shall be calculated on the actual amount of interest subsidies and special allowance payments that the Eligible Lender Trustee is entitled to receive from the Department on the Financed Student Loans covered by the billing report and for the time period between such 30th day through the date that said billing report is filed with the Department by ELSC using the LIBOR rate, as quoted in the Wall Street Journal, for the period closest in term to the actual number of days covered by penalty period.

          ELSC shall accrue and capitalize interest on those Financed Student Loans not eligible for interest subsidy.

          (d) ELSC shall verify the current status of all borrowers not less often than annually through direct contact with each borrower (which contact may be in the form of a letter to the borrower) to ensure correct account information. ELSC shall also seek to verify the borrower’s status by direct or indirect contact with educational institutions.

          (e) ELSC shall respond to all borrower inquiries in a prompt, courteous and thorough manner.

          (f) When a Student Loan becomes due for repayment, ELSC shall prepare a payment schedule and disclosure statement and mail it to the borrower for signature(s). Prior to the first payment due date, ELSC shall prepare and send an invoice to borrower.

          (g) ELSC shall post to the borrower’s account all payments of principal, interest and other charges.

          (h) ELSC shall provide reports to the Master Servicer and the Indenture Trustee of all monetary transactions as well as periodic summary and account information including such items as:

(1)	Detailed periodic reports to support all cash transactions processed;

(2)	Monthly portfolio summary reports and supporting data listings;

(3)	A monthly listing of delinquent accounts; and

(4)	A quarterly report of billings to the Department for interest and special allowances.

          (i) ELSC shall automatically credit the Lender’s account whenever a borrower overpays an account by less than $5.00, and the Master Servicer, at its discretion, acting on behalf of the Lender, can reimburse the borrower. When the overpayment is more than $5.00, ELSC shall remit the overpayment directly to the borrower. When a borrower’s balance owing is less than $50.00, ELSC may, at its discretion, write-off the balance.

          (j) ELSC shall handle all required borrower contact functions and shall meet all servicing “due diligence” requirements, as that term is used under the Act and implementing regulations. Such functions include, for example, skip tracing, contacting delinquent borrowers, handling borrower requests for extensions or deferments, and preparing and processing claims, including death, disability, default, closed school, false certification and bankruptcy claims.

          (k) ELSC agrees to prepare and submit all papers and documents necessary to strictly follow reimbursement procedures specified in the Guarantor’s Common Manual upon default of borrower and further agrees to promptly remit proceeds to the Indenture Trustee upon receipt from the applicable Guarantor.

          (l) ELSC shall capture and retain a copy of each promissory note and each disclosure statement on its image system and shall store a backup image copy in a remote facility. ELSC shall hold the original Student Loan documents, including the original promissory note, a copy of the Student Loan application and the disclosure statement for safekeeping.

          (m) ELSC shall provide immediate notice to the Master Servicer and the Indenture Trustee of any proceeding or action filed, asserted or threatened against ELSC that, if decided unfavorably to ELSC, would adversely impact ELSC’ status as an eligible “third-party servicer”.

          (n) ELSC shall maintain a complete and separately identified record for the Financed Student Loans of each borrower, inclusive of all documentation and correspondence related to the Financed Student Loans.

          (o) ELSC shall prepare and maintain accounting records with respect to the Financed Student Loans; process refunds and other adjustments; process address changes and maintain address records.

          (p) ELSC shall collect all payments with respect to Financed Student Loans and deliver all such payments to the Indenture Trustee for deposit into the Collection Account (as defined in the Indenture), including without limitation guarantee payments, Interest Subsidy Payments and Special Allowance Payments with respect to the Financed Student Loans and any proceeds of the sale of Financed Student Loans. ELSC shall remit collected funds by automated clearing-house within three (3) business days of receipt to the Indenture Trustee.

          (q) ELSC shall retain summary records of contacts, follow-ups and collections efforts, and records of written correspondence relating to the Financed Student Loans of each borrower sufficient to ensure claim payment.

          (r) ELSC shall process adjustments including NSF checks, status changes, forbearances, deferments and Financed Student Loans paid in full.

          (s) ELSC shall at all times identify the Trust and the Eligible Lender Trustee as the owners of the Financed Student Loans and identify the Indenture Trustee as a party which has a security interest in the Financed Student Loans.

          (t) ELSC, shall upon instruction from the Lender, establish and maintain a method for charging and collecting late payment fees in accordance with provisions of the Act and all other applicable laws and regulations.

          (u) ELSC shall act as custodian and bailee with respect to all original documents and hold them subject to the lien of the Indenture in favor of the Indenture Trustee and pursuant to a bailment in a form satisfactory to ELSC, the Master Servicer, and the Lender.

          (v) If any Financed Student Loan has lost its guarantee and/or insurance due to the actions of any prior issuer, servicer or holder of the Financed Student Loan, ELSC will, at the written request of the Master Servicer, use its best efforts to reinstate such guarantee or insurance; provided, however, that ELSC makes no representation that such reinstatement will occur. Such services shall be provided at the cost agreed upon by the Master Servicer and ELSC.

          (w) ELSC shall provide, or cause to be provided to the Master Servicer, on a monthly basis, information needed to determine the monthly rebate fees.

          4. Due Diligence.

ELSC covenants and agrees that in discharging its obligations hereunder it shall:

(a)	Exercise due diligence in the servicing and collection of all Financed Student Loans as the term “due diligence” is used in the Act and further defined in the regulations of the applicable Guarantor.

(b)

Exercise reasonable care and diligence in the administration and collection of all Financed Student Loans utilizing practices in accordance with all federal and state laws and regulations promulgated thereunder that are applicable to its activities conducted with respect to Financed Student Loans that are authorized under the Act.

(c)	Administer and service the Financed Student Loans in a competent, diligent and orderly fashion, and in accordance with the requirements of the Act.

          5. Representations, Warranties, and Covenants of ELSC.

          ELSC makes the following representations, warranties and covenants to the Master Servicer on the date of this Agreement.

(a)

ELSC (i) is duly incorporated, validly existing, and in good standing under the laws Delaware; (ii) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing; (iii) possesses all requisite authority, permits and power to conduct its business as contemplated by this Agreement including, without limitation, eligibility as a third-party servicer under the Act; and (iv) is in compliance with all applicable federal and state laws and regulations.

(b)

The execution and delivery by ELSC of this Agreement and the performance of its obligations hereunder (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or filing with any governmental agency, except for any action or filing that has been taken or made on or before the date of this Agreement; (iv) do not violate any provision of any other Agreement to which ELSC is a party, and (v) do not violate any provision of its articles of incorporation or bylaws.

(c)

ELSC will maintain in effect all qualifications required in order to service the Financed Student Loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on its ability to service the Financed Student Loans.

(d)

ELSC will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court or other government authority, as consented to by the Eligible Lender Trustee and the Indenture Trustee, or as permitted under Section 3(i) of this Agreement.

(e)

ELSC will not reschedule, revise, defer or otherwise compromise payments due on any Financed Student Loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the Financed Student Loans.

(f)

All ELSC financial statements delivered to the Master Servicer were prepared according to U.S. generally accepted accounting principles (“GAAP”) consistently applied and present fairly, in all material respects, the financial condition, results of operations and cash flows of ELSC.

(g)

No event that could cause a material adverse effect on ELSC’s financial condition has occurred, and if such event shall occur, ELSC shall promptly give the Master Servicer and the Indenture Trustee notice thereof.

(h)

ELSC is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse effect on its financial condition or its ability to meet its obligations under this Agreement and no outstanding or unpaid judgments against ELSC exist, and if such event shall occur, ELSC shall promptly give the Master Servicer notice thereof.

(i)	Until all Financed Student Loans serviced hereunder have been repaid in full, or paid as a claim by the Guarantor, or transferred to another servicer, ELSC agrees as follows:

(i)

ELSC shall cause to be furnished to the Master Servicer (i) the consolidated financial statements of its ultimate parent corporation, CIT Group Inc., within one hundred fifty (150) days after the end of each fiscal year audited by nationally recognized independent certified public accountants and (ii) beginning with the year ended September 30, 2006, a copy of its SAS 70 Report within one hundred fifty (150) days after the end of each calendar year.

	(ii)	ELSC shall maintain books, records and accounts necessary to prepare financial statements according to GAAP and maintain adequate internal financial controls.

	(iii)	ELSC shall maintain all licenses, permits, and franchises necessary for its business.

(j)	This Agreement will, upon execution and delivery by all parties thereto, constitute a legal and binding obligation of ELSC, enforceable against ELSC according to its terms.

          6. ELSC Default.

                    Each of the following constitutes an “ELSC Default” hereunder:

(a)

any failure by ELSC to deliver to the Indenture Trustee any payment required pursuant to Section 3(p) of this Agreement, which failure continues unremedied for three (3) business days after written notice of such failure is received by ELSC from the Eligible Lender Trustee, the Indenture Trustee, or the Master Servicer or after discovery of such failure by an officer of ELSC;

(b)

any material breach of a representation or warranty of ELSC contained in Section 5 of this Agreement or failure by ELSC duly to observe or to perform in any material respect any term, covenant or agreement set forth in this Agreement, which breach or failure shall (i) materially and adversely affect the rights of Noteholders (as defined in the Indenture); and (ii) continue unremedied for a period of thirty (30) days after the date of discovery of such failure by an officer of ELSC or after written notice of such breach or failure, requiring the same to be remedied, shall have been given to ELSC, by the Indenture Trustee, the Lender or the Master Servicer;

(c)

ELSC shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or an involuntary case or other proceeding shall have been commenced against ELSC seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, provided such action or proceeding is not dismissed within sixty (60) days; and

(d)	any failure by ELSC to comply with any requirements under the Act resulting in a loss of its eligibility as a third-party servicer.

          7. Rights Upon ELSC Default.

          In each and every case, upon the occurrence of an ELSC Default, so long as the ELSC Default shall not have been remedied, the Master Servicer, by notice given in writing to ELSC may terminate all the rights and obligations (other than the rights and obligations set forth in Section 10 and Section 13(b) hereof) of ELSC under this Agreement.

          As of the effective date of termination of ELSC, all authority and power of ELSC under this Agreement, whether with respect to the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Master Servicer or such successor servicer as may be appointed, and all files shall be disposed of pursuant to the procedures proscribed by Section 13(b) hereof.

          8. Master Servicer’s Responsibilities.

          The Master Servicer agrees to promptly notify ELSC in such form as may from time to time be specified by ELSC, of any transactions involving the Lender and the borrower and/or changes in status or demographic data on any of its accounts if received from sources other than ELSC. The Master Servicer specifically agrees to promptly notify ELSC of any bankruptcy action taken with respect to any Financed Student Loan.

          9. Fees.

          The Master Servicer agrees to pay ELSC the fees established by ELSC from time to time for services rendered pursuant to this Agreement. The current fee schedule is attached to this Agreement as Schedule A. Increases or decreases in such schedule may be made from time to time; provided, however, that the Master Servicer shall be given sixty (60) days’ written notice prior to the effective date of any change in the fee schedule. Such effective date shall be the beginning of a calendar quarter (April 1, July 1, October 1, January 1). Statements for services rendered will be provided on a monthly basis and are payable upon receipt.

          10. Liability.

          (a) ELSC shall exercise care and due diligence in performing the services required by this Agreement. To the extent that ELSC is required to appear in, or is made a defendant in any legal action or other proceeding commenced by a party other than the Master Servicer, the Trust, the Eligible Lender Trustee or their assignees) with respect to any matter arising hereunder, the Master Servicer shall indemnify and hold ELSC harmless from all loss, liability and expense (including reasonable attorney’s fees) except for any loss, liability or expense arising out of or relating to ELSC’s acts or omissions with regard to the performance of services hereunder.

          (b) ELSC shall indemnify and hold the Master Servicer, the Trust (and its assigns including the Indenture Trustee, and the Noteholders) and the Eligible Lender Trustee and their respective officers, directors, employees and agents harmless from all loss, liability and expense (including reasonable attorney’s fees) arising out of or relating to ELSC’ acts or omissions with regard to the performance of services hereunder; provided, however, that ELSC shall not be liable in the performance of such services except for its negligence or misconduct and provided further that in no event shall ELSC be responsible or liable for any consequential damages with respect to any matter whatsoever arising out of this Agreement.

          (c) Either party shall have the right to mitigate its liability under this Agreement by taking such actions as may be appropriate, including but not limited to reperformance.

          (d) Except as to Student Loans originated by ELSC, (i) ELSC does not assume, and acceptance for servicing shall not result in, any responsibility for the correctness or completeness of Student Loan-related papers transmitted to ELSC as a part of or in conjunction with the commitment of any Student Loans to ELSC for servicing under this Agreement or under a separate Servicing Agreement with Education Lending Services, Inc. or any affiliate of Education Lending Services, Inc., and (ii) ELSC shall not be responsible for any procedural errors or omissions (including due diligence violations) which may have occurred prior to initiation of servicing of a Student Loan by ELSC under this Agreement or under a separate Servicing Agreement with Education Lending Services, Inc. or any affiliate of Education Lending Services, Inc.

          (e) If a Financed Student Loan is denied the guarantee by a Guarantor or the loss of federal interest, special allowance, and/or insurance benefits due to a breach by ELSC of its obligations under this Agreement, ELSC shall have the right to take any action not prohibited by law or regulation to reduce its losses, if any, hereunder, including but not limited to curing, at its own expense (to the extent such expenses exceed ELSC standard servicing fee), any origination, due diligence or other servicing violation under this Agreement or under a separate Servicing Agreement with Education Lending Services, Inc. or any affiliate of Education Lending Services, Inc. If any lost guarantee is not reinstated within twelve (12) months of the date ELSC learns of the loss of the guarantee on a Financed Student Loan, ELSC shall take actions which make the Lender whole with respect to the Financed Student Loan while maintaining the eligibility for future reinstatement of the guarantee; provided, however, ELSC may delay taking such actions by obtaining the written consent of the Master Servicer not less often than each ninety (90) days that ELSC has reason to believe that the guarantee will be reinstated within time frames permitted by regulations. During such delay, ELSC agrees to pay any accrued interest on the Financed Student Loans that may be uninsured.

           (f) The Master Servicer shall enforce its rights under this Section 10 on behalf of the Trust. The parties hereby agree that the Indenture Trustee or the Trust, for the benefit of the Noteholders, may enforce the Master Servicer’s rights under this Section 10 in the event that the Master Servicer shall fail to enforce such rights.

          11. Confidentiality.

          Information about each borrower furnished to ELSC hereunder is furnished upon the express condition that the information will be kept confidential by ELSC. All such information, except as may be otherwise required by statute, by court order or as may be necessary in ELSC’s reasonable judgment to the performance of the services required under this Agreement, shall be held in confidence by ELSC. ELSC, in its capacity as subservicer, shall comply with all applicable requirements of the Gramm-Leach Bliley Act.

          12. Examination of Records.

          The Lender, the Master Servicer, and the Indenture Trustee or any governmental agency having jurisdiction over any of the same, or their designated representatives may at any time during ELSC’s regular business hours examine and audit, at the sole expense of the Master Servicer, the records which ELSC maintains on the Lender’s Student Loans.

          13. Termination.

          (a) This Agreement shall remain in full force and effect until terminated or modified as provided herein. This Agreement may be terminated (i) in accordance with Section 7 hereof or (ii) at the end of a calendar quarter (March 31, June 30, September 30, December 31), if written notice is given: (A) by the Master Servicer (or by the Indenture Trustee as provided in Section 22(e)) to ELSC at least 30 days prior to the end of a calendar quarter, or (B) by ELSC to the Master Servicer, and the Indenture Trustee at least one hundred eighty (180) days prior to the end of a calendar quarter.

          (b) In the event that this Agreement is terminated as provided in subsection (a) or section 7 above, ELSC shall continue its full servicing until the date of termination and shall provide to the Master Servicer, and the Indenture Trustee a full set of periodic reports, adjusted through the date of termination. ELSC shall retain all notes, records and papers, as well as a copy of all computer-stored data relating to the Lender’s accounts as required by the Act. ELSC shall make available to the Master Servicer, the Indenture Trustee, and the Eligible Lender Trustee on demand, copies of all computer records relating to the Lender’s accounts. Such copies of the computer records will be provided and updated at the times desired by the Master Servicer, or the Indenture Trustee as the case may be in order to facilitate a transfer to another servicing agent. The Master Servicer agrees to pay ELSC the servicing removal fee identified on Schedule A. Upon the Master Servicer’s request, ELSC may agree to provide servicing removal services beyond those identified in this section. Such agreement between ELSC and the Master Servicer shall include sufficient additional charges to cover ELSC’s costs. ELSC agrees that the Master Servicer shall be entitled to injunctive relief to enforce the provisions of this subsection.

          (c) The Master Servicer shall be liable for all charges incurred for services performed pursuant to this Agreement up to the termination date.

          (d) ELSC shall continue to be liable for all acts or failures to act which occur prior to termination (or the following loan transactions: sale or transfer to another lender, servicing transfer to the Master Servicer or another servicer, purchase by the guarantor or payment in full), but shall not be liable for post-termination activities except that ELSC shall be obligated to remit to the Master Servicer any

Collections received by ELSC subsequent to termination and to provide the reports and records herein required.

          14. Amendments.

          Except as provided in Section 9, this Agreement may be amended at the request of ELSC at anytime upon thirty (30) days’ written notice to the Master Servicer and the Indenture Trustee, provided that the provisions of this Agreement shall at all times be consistent with the Act and applicable regulations, and provided that the Noteholders of not less than a majority of the principal amount of each Class of Notes then Outstanding materially affected by the proposed amendment (unless any such proposed amendment does not materially affect such Class of Notes as evidenced by an Opinion of Counsel) must consent to and approve any such amendment. In the event of any such request by ELSC, the Master Servicer (with the prior written consent of the Indenture Lenders and Indenture Trustee) has 30 days in which to accept or reject the requested amendment by notice in writing. In the event of rejection of proposed requested amendment, either party may exercise its right to terminate as provided in Section 13. In the event of termination for this reason, such requested amendment shall not apply to the Master Servicer or the Lender. All capitalized terms used in this section and not otherwise defined in this Agreement shall have the meaning set forth in Appendix A of the Indenture. This Agreement may be amended at anytime upon the mutual written consent of the parties to cure any ambiguity or defect or omission in the Agreement without the consent of Noteholders.

          15. Governing Law.

          This Agreement shall be interpreted under the laws of the State of Ohio.

          16. No Implied Waiver.

          Any waiver or modification, expressed or implied, by ELSC or by the Master Servicer of any breach of this Agreement shall not be construed to be a waiver of any such breach or any acquiescence thereto; nor shall any delay or omission by ELSC or by the Master Servicer to exercise any right arising from any such breach affect or impair the respective party’s right to such breach or any future breach.

          17. Arbitration.

          In the event that the parties hereto shall fail to agree regarding any provision of this Agreement, such disputes shall be resolved by arbitration procedures established by the American Arbitration Association. The decision of any arbitrator under this paragraph shall be final and binding upon the parties.

          18. Assignment.

          The Master Servicer may assign this Agreement to any affiliate or to the Indenture Trustee. Except as provided herein, this Agreement may not be assigned without the prior consent of the non-assigning party and the Indenture Trustee.

          19. Notices.

          All notices, requests, demands or other instruments which may or are required to be given by any party to any other party shall be in writing and such shall be deemed to have been properly given when served personally on an officer of the entity to which such notice is to be given, or upon expiration of a period of 48 hours from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

If intended for Education Loan Servicing Corporation, Inc.:

Education Loan Servicing Corporation
MK Ferguson Plaza - Terminal Tower
1500 West 3rd Street, Suite 125
Cleveland, Ohio 44113
Attention: David H. Harmon
Phone: 216-706-7400
Fax: 216-706-7419

If intended for the Master Servicer or Trust:

Education Lending Services, Inc.
6 East Fourth Street, Suite 300
Cincinnati, Ohio 45202
Attention: Perry D. Moore
Phone: 513-768-7202
Fax: 513-723-1393

If intended for the Eligible Lender Trustee:

The Bank of New York
c/o The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, FL 32256
Attention: Derek Kettel, Assistant Vice President
Phone: 904-998-4720
Fax: 904-645-1921

If intended for the Indenture Trustee:

The Bank of New York
c/o BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention: Sally R. Tokich, Assistant Vice President
Phone: 312-827-8570
Fax: 312-827-8563

          20. Third Party Audit.

          ELSC shall provide the Master Servicer within one hundred twenty days (120) days of the end of ELSC’s accounting period, a copy of its annual servicer compliance audit report required by federal regulations, or if a federal audit requirement is not in effect at the time, an equivalent compliance audit report performed by an independent third party.

          21. Insurance Coverage.

          ELSC will keep in force and effect computer services and software errors and omissions coverage of not less than $2,000,000, an umbrella liability policy of not less than $15,000,000, employee crime (including fidelity) insurance of not less than $1,000,000 and business interruption insurance of not less than $1,000,000. ELSC will furnish proof of such coverage to the Master Servicer from time to time upon request by the Master Servicer. Should the insurance coverage, or any portion thereof, be voluntarily terminated or modified by ELSC or involuntarily terminated or modified without ELSC’ consent, ELSC shall, if available, replace such terminated or modified portions of the Insurance Coverage prior to final termination or modification, or as soon thereafter as commercially reasonable. In the event of any termination or reduction in coverage, voluntary or involuntary, ELSC shall notify the Master Servicer immediately, but in no event later than five (5) business days following receipt of notice of the termination or modification or, with respect to voluntary termination or modification, contemporaneously with ELSC’s giving notice to the insurer.

          22. Security Interest of Indenture Trustee.

          (a) ELSC acknowledges and agrees that all or a portion of the right, title and interest of the Trust, the Eligible Lender Trustee and the Master Servicer under this Agreement, and of the Trust and the Eligible Lender Trustee under the Financed Student Loans serviced hereunder, have been or may be assigned to the Indenture Trustee for the benefit of the Noteholders and other secured parties (collectively, the “Secured Parties”) pursuant to the Indenture and ELSC consents to such assignment and shall hold all original promissory notes evidencing such Financed Student Loans and related documentation as bailee on behalf of the Indenture Trustee as holder of a security interest in such Financed Student Loans under the terms and conditions of the Indenture.

          (b) In order for the Master Servicer to direct ELSC to transfer any such Financed Student Loan from the account of the Lender (to the Secured Parties, another secondary market authority, an eligible lender, another indenture account of the Lender or the Master Servicer, or a successor servicer, pursuant to the Indenture or otherwise), ELSC must first receive a Request to Transfer Student Loans form which shall not be valid without the signature of the Indenture Trustee.

          (c) The security interest of the Secured Parties and the provisions of this Section 22 shall not be amended or revoked without the written consent of the Indenture Trustee.

          (d) ELSC hereby acknowledges and agrees that the security interest of the Secured Parties in the Financed Student Loans under the Indenture, shall be and is hereby prior to any lien ELSC may have in such Financed Student Loans (other than its fees due hereunder), and ELSC agrees to execute and deliver to the Indenture Trustee all financing statements, notices and other instruments reasonably requested in connection with this Agreement by the Indenture Trustee.

          (e) Each of the parties hereto acknowledges and agrees that the Indenture Trustee and the other Secured Parties are express third party beneficiaries of the rights of the Lender and the Master Servicer arising hereunder. ELSC acknowledges that upon the occurrence of certain events of default under the Indenture (each a “Default”) pursuant to which Financed Student Loans are financed, the Indenture Trustee shall have the right to exercise the termination rights of the Master Servicer set forth in Section 13. Notwithstanding anything in this Section 23 to the contrary, ELSC shall, within a reasonable time frame after receipt of a written request by the Indenture Trustee, release any and all Financed Student Loans to the Indenture Trustee.

          24. Eligible Lender Trustee.

          ELSC acknowledges that the Eligible Lender Trustee has entered into this Agreement solely in its capacity as Eligible Lender Trustee for the Trust and not acting in its individual capacity. The Eligible Lender Trustee has undertaken only the duties required of it under its trust agreement with the Trust. All recourse and remedies of ELSC hereunder shall be available only against the Trust and the assets of such trust estate and not against the Eligible Lender Trustee, or in its individual capacity.

          25. Disaster Recovery Plan/Force Majeure.

ELSC will timely implement, if not already implemented, and maintain a disaster recovery plan, a summary of which shall be provided to the Lender upon request (the “Disaster Recovery Plan”). Throughout the term of this Agreement, ELSC shall (i) maintain the Disaster Recovery Plan and the capacity to execute such plan (ii) test the Disaster Recovery Plan at least annually (iii) not change the Disaster Recovery Plan in any manner that will materially lessen its backup procedures, data restoration ability, or recovery preparedness or capabilities without providing prior written notice to the Master Servicer and (iv) upon written request of the Master Servicer, ELSC shall provide the Master Servicer with an executive summary of any changes to the Disaster Recovery Plan. Subject to the foregoing, no party hereto shall be responsible for, or in breach of this Agreement if it is unable to perform as a result of delays or failures due to any cause beyond its control, howsoever arising.

          26. Use of Subcontractors.

          If ELSC deems it necessary or desirable, any of the foregoing services may be subcontracted by ELSC; provided that ELSC shall not be released of its liabilities with respect to such subcontracted services. Fees and expenses associated with such subcontracting incurred by ELSC shall be the responsibility of and shall be paid by ELSC.

          27. Subservicing for Affiliates.

          Upon request of the Master Servicer, ELSC agrees to provide services pursuant to this Agreement for and on behalf of one or more corporations or limited liability companies that are controlled by or under common control with Education Lending Group, Inc. (“ELG”) and trusts that are established by ELG or any of such corporations or limited liability companies (herein an “Affiliate”) with respect to Student Loans originated by ELSC and owned by such Affiliate. To initiate ELSC’s obligation to provide services for any Affiliate, the Master Servicer shall identify such Affiliate in writing and ELSC, the Master Servicer, the Affiliate and the Eligible Lender Trustee on behalf of the Affiliate shall execute and deliver a Subservicing Addendum in substantially the form attached hereto as Appendix 1. Upon execution and delivery of the Subservicing Addendum, ELSC shall provide services to such Affiliate in accordance with this Agreement and such Subservicing Addendum.

          28. Limitation of Liability.

          It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Bank USA, National Association, not individually or personally but solely as owner trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement dated as of June 1, 2005, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Chase Bank USA, National Association but is made and intended for the purpose for binding only the Trust and (c) under no circumstances shall Chase Bank

USA, National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

          29. Non-Petition Covenant of ELSC.

          ELSC hereby covenants and agrees that with respect to the Trust (the Trust, referred to herein as a “Bankruptcy Remote Party”), (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence, join or institute against, with any other Person, any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EDUCATION LENDING SERVICES, INC.	EDUCATION LOAN SERVICING CORPORATION

By: /s/ Perry D. Moore	By: /s/ Perry D. Moore

Name: Perry D. Moore	Name: Perry D. Moore
Title: Executive Vice President - Finance	Title: Executive Vice President - Finance

THE BANK OF NEW YORK, as Eligible Lender Trustee for CIT Education Loan Trust 2005-1	CIT EDUCATION LOAN TRUST 2005-1, by Chase Bank USA, National Association, not in its individual capacity, but solely as owner trustee of the CIT Education Loan Trust 2005-1

By: Derek Kettel	By: /s/ Perry D. Moore

Name: Derek Kettel	Name: John J. Cashin
Title: Agent	Title: Vice President

S-1

EDUCATION LOAN SERVICING CORPORATION
STUDENT LOAN ORIGINATION AND SERVICING AGREEMENT

SCHEDULE A – FEES

The Master Servicer agrees to pay the following fees to ELSC upon receipt of a monthly statement for services rendered pursuant to this agreement:

Origination Fee:

$3.50	per loan originated by ELSC
$2.00	per disbursement sent via EFT to school (this charge is in addition to the per loan charge)
$28.00	per originated Consolidation Loan
$10.00	per application processed which does not result in a Consolidation loan

Monthly Service Fees:

$1.25	per account per month during interim (in-school) period
$3.05	per account per month during grace period
$3.25	per account per month during first 12 months of repayment servicing
$2.88	per account per month during the remainder of the repayment period

Servicing Removal Fee:

$14.00    per account, plus actual cost of additional services requested to remove an active account from the servicing system

Late Charge Assessment Fee:

ELSC shall receive 25% of the late fee revenue collected from delinquent borrowers.

ELSC will pass to the Master Servicer the actual third-party credit bureau costs of obtaining a PLUS credit bureau report.

Subsidized and unsubsidized Stafford and Consolidation loans are each billed separately for origination fees even if they are processed from the same application.

All PLUS, SLS and Consolidation loans will be charged the standard repayment servicing fees.

The total monthly amount due will be the actual fees calculated as described above or $75.00 whichever is greater. All references to an account for fee calculation purposes shall mean unique combinations of borrower/lender number or subportfolio number/loan program (Stafford, PLUS, Consolidation loan program).

ELSC may agree to provide the Master Servicer with services beyond those normally included in the servicing program. Such agreement between ELSC and the Master Servicer shall include sufficient additional charges to cover ELSC’s costs.

Increases or decreases to this fee schedule may be made from time to time as provided in this Agreement.

A-1

ACH Authorization Agreement

Lender Name:	____________________________________________________________________

Tax ID No.:	____________________________________________________________________

We hereby authorize ELSC Educational Loan Services, Inc., hereinafter called ELSC, to initiate debit/credit entries to our demand deposit account indicated at the depository named below to fund new loan disbursements originated by ELSC.

Depository Name: _________________________________________________________________________________________

City: ___________________________   State: ________________     Zip: _________

Transit ABA No:_____________________________   Account No:  _____________________________________________

This authority is to remain in full force and effect until ELSC has received written notification from us of its termination in such time and in such manner as to afford ELSC a reasonable time to act on it.

______________________________________________
Signature
______________________________________________
Name
______________________________________________
Title
______________________________________________
Date

Appendix 1

EDUCATION LOAN SERVICING CORPORATION
Student Loan Origination and Servicing Agreement

SUBSERVICING ADDENDUM

          THIS SUBSERVICING ADDENDUM is made this __ day of _________________________ (the “Subservicing Addendum”), by and among EDUCATION LOAN SERVICING CORPORATION (“ELSC”), EDUCATION LENDING SERVICES, INC. (the “Master Servicer”), [______________]          (“Affiliate”) and [______________________], as the eligible lender trustee on behalf of the Affiliate (“Affiliate Eligible Lender Trustee”).

          This Subservicing Addendum is an addendum to that certain Student Loan Origination and Servicing Agreement among ELSC, the Master Servicer, CIT Education Loan Trust 2005-1 (the “Trust”) and The Bank of New York as eligible lender trustee on behalf of the Trust (the “Trust ELT”) dated as of June 1, 2005, including all amendments, addenda, attachments, exhibits and schedules thereto (herein the “Subservicing Agreement”).

          Capitalized terms used in this Subservicing Addendum without definitions shall have the meanings ascribed to such terms in the Subservicing Agreement.

          WHEREAS, the Master Servicer desires ELSC to provide the services set forth in the Subservicing Agreement for the Affiliate and the Affiliate Eligible Lender Trustee; and

          WHEREAS, ELSC agrees to provide the services set forth in the Subservicing Agreement with respect to Student Loans owned by the Affiliate and held by the Affiliate Eligible Lender Trustee acting on its behalf under the terms of the Subservicing Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, and intending to be legally bound, ELSC, the Master Servicer, Affiliate and Affiliate Eligible Lender Trustee agree as follows:

          (1) ELSC and the Master Servicer agree to amend the existing Subservicing Agreement by adding this Subservicing Addendum to the Agreement. For purposes of construing the Subservicing Agreement in order to carry out the intention of this Subservicing Addendum, (i) each reference to the Trust in the Subservicing Agreement shall mean the Affiliate; (ii) each reference to the Eligible Lender Trustee in the Subservicing Agreement shall mean the Affiliate Eligible Lender Trustee; (iii) each reference to the Lender in the Subservicing Agreement shall mean________________________; and (iv) each reference to the Indenture in the Subservicing Agreement shall mean______________________.

          (2) ELSC agrees to perform its duties and obligations for the Affiliate and the Affiliate Eligible Lender Trustee in accordance with the terms and conditions set forth in the Subservicing Agreement, as amended, for Student Loans owned by the Affiliate and held by the Affiliate Eligible Lender Trustee. The Master Servicer, Affiliate and Affiliate’s Eligible Lender Trustee agree to perform their respective duties and obligations in accordance with the terms and conditions set forth in the Subservicing Agreement, as amended.

          (3) The Master Servicer shall be responsible for and agrees to pay all fees due to ELSC for services rendered to the Affiliate and the Affiliate Eligible Lender Trustee by ELSC under the Subservicing Agreement with respect to the Student Loans owned by the Affiliate.

          (4) The Master Servicer and ELSC each shall have the right to terminate the Subservicing Agreement with respect to the services provided to the Affiliate and the Affiliate Eligible Lender Trustee on the terms and conditions set forth in the Subservicing Agreement.

          (5) All notices or other communications by one of the parties hereto to the Affiliate shall be addressed as follows: ____________________; and to the Affiliate Eligible Lender Trustee as follows: ____________________, or such other address as may be indicated from time to time by such party.

          (6) This Subservicing Addendum shall be effective as of the first date written above.

          (7) This Subservicing Addendum may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

          (8) By signing this Subservicing Addendum, each party certifies that it has the power and authority to execute and deliver this Subservicing Addendum and to carry out its terms and the terms of the Subservicing Agreement, and the execution, delivery and performance of this Subservicing Addendum has been duly authorized by each respective entity.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto caused this instrument to be duly executed as of the month, day and the year of this Subservicing Addendum.

EDUCATION LOAN SERVICING CORPORATION,
as Servicer

By: ____________________________________
Name: __________________________________
Title: ___________________________________

EDUCATION LENDING SERVICES, INC.
as the Master Servicer

By: ____________________________________
Name: __________________________________
Title: ___________________________________

[________________________________________]
as Affilate

By: ____________________________________
Name: __________________________________
Title: ___________________________________

[_________________________________________]
as Affiliate Eligible Lender Trustee

By: ____________________________________
Name: __________________________________
Title: ___________________________________